UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2013

AMERICAN RESTAURANT CONCEPTS, INC.

(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	000-54226 (Commission File Number)	59-3649554 (IRS Employer Identification No.)

1405 West Pinhook Road, Suite 102 Lafayette, Louisiana (Address of principal executive offices)	70503 (Zip Code)

Registrant’s telephone number, including area code: (904) 741-5500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 19, 2013, the Board of Directors (the “Board”) of American Restaurant Concepts, Inc. (the “Company”) appointed Daniel Slone as the Company’s Chief Financial Officer. The Company agreed to pay Mr. Slone an annual base salary of $1.00 in connection with his appointment.

In connection therewith, on August 19, 2013, Richard W. Akam resigned as the Company’s Chief Financial Officer. Mr. Akam has retained his positions as the Company’s Chief Executive Officer, Chief Operating Officer and Secretary.

Mr. Slone, age 43, has served as the Controller of Blue Victory Holdings, a private equity firm focused primarily on the development and management of national restaurant franchises and other assets, since July 2012. Prior to joining Blue Victory Holdings, Mr. Slone served as the Director of Operations of LCS Corrections Services, a privatized corrections company, from September 2007 to April 2012. Prior to that, he worked for Pop-A-Lock, a national professional locksmithing franchise, serving as the Vice President and Director of Franchise Operations for the franchisor from April 2000 to April 2003, and subsequently serving as the Chief Financial Officer for the company’s largest franchisee from April 2003 to August 2007. Mr. Slone earned a B.A. in political science and international relations from the University of Mississippi, and an MBA with a concentration in management from the University of Phoenix.

Daniel Slone serves as the Controller for Blue Victory Holdings. Since January 2012, Blue Victory Holdings has made loans to the Company for a total of $338,941.  The loans are interest free and payable on demand. To date, the Company has not paid any principal or interest on the loans.

On August 19, 2013, the Board appointed Ketan Pandya to serve as a director of the Company.

Mr. Pandya, age 45, has served as the Senior Director of National Account Sales for SMART Technologies, a developer of Web-based integrated customer relationship solutions, since March 2012. He has also served as a Senior Consultant to ProTechnology, a consumer electronics company, since January 2010, and as a member of the advisory board of Axelo, a developer of advanced sensing technologies, since January 2008. Prior to that, Mr. Pandya served as the Director of Marketing/Sales for Advanced Micro Devices, a multinational semiconductor company, from March 2010 to December 2011, and served as the Senior Manager for Product Marketing and Retail Sales Support for Dell, a multinational computer technology company, from September 1999 to February 2010. Mr. Pandya earned a B.S. in Electrical Engineering from the Louisiana State University and a MBA with a concentration in marketing from the University of Texas at Austin.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN RESTAURANT CONCEPTS, INC

Dated: August 23, 2013	/s/ Richard W. Akam
Richard W. Akam
Chief Executive Officer